UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 20, 2005



                              SONOMA VALLEY BANCORP
                              ---------------------
             (Exact name of registrant as specified in its charter)


  California                        000-31929                    68-0454068
  ----------                        ---------                    ----------
(State or other                (Commission File No.)           (I.R.S. Employer
 jurisdiction                                                Identification No.)
of incorporation)



                 202 West Napa Street, Sonoma, California 95476
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (707) 935-3200
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations
------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement

     On July 20, 2005, Sonoma Valley Bancorp`s (the "Company's") Board of Directors (the "Board") adopted effective January 1, 2005, an incentive pool formula as follows

          I. Incentive Pool Formula consisting of (A) ten percent (10%) of the Company's net profits up to the amount of the prior year's net profit level; (B) forty percent (40%) of the net profit increase over the prior year, up to a ten percent (10%) increase over the prior year; and (C) fifty-five percent (55%) of all additional net profit increases over ten percent (10%). For purposes of these calculations, "net profits" shall include the payment of bonuses to any directors, officers and employees of the Company pursuant to this incentive pool formula. Any adjustments to net profit levels will be limited to the sale of real property and gain or loss on the sale of securities.

          II. Incentive Pool Allocation shall be allocated: (A) sixty percent (60%) to the executive management group and (B) forty percent (40%) to the managers and staff.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            SONOMA VALLEY BANCORP,
                            a California Corporation




Dated:  November 2, 2005    /s/ Mel Switzer, Jr.
                            -------------------------------------
                            Mel Switzer, Jr.,
                            Chief Executive Officer and President
                            (Principal Executive Officer)